EXHIBIT 10.(iii)

Whirlpool Retirement Benefits

Restoration Plan

(Effective as of January 1, 2002)

Contents

	Article 1. Establishment and Restatement of the Plan	1

1.1	Restatement of the Plan	1
1.2	Purpose	1
1.3	Application of the Plan	1

	Article 2. Definitions and Construction	2

2.1	Definitions	2
2.2	Number	2
2.3	Severability	3
2.4	Applicable Law	3

	Article 3. Participation	4

3.1	Eligibility	4
3.2	Participation	4

	Article 4. Benefits	5

4.1	Amount of Benefits	5
4.2	Forfeiture for Cause	5
4.3	Form of Payment and Commencement Date	6
4.4	Preretirement Death Benefits	7
4.5	Certain Post-Retirement Death Benefits	7

	Article 5. Administration and General Provisions	8

5.1	Administration	8
5.2	Funding of the Plan	8
5.3	Payment of Expenses	8
5.4	Indemnity for Liability	8
5.5	Incompetence	9
5.6	Nonalienation	9
5.7	Employer-Employee Relationship	9
5.8	Effect on Other Benefit Plans	9
5.9	Tax Liability	9

i

	Article 6. Change in Control, Amendment, and Termination	10

6.1	Change in Control	10
6.2	Amendment	10

ii

Article 1. Establishment and Restatement of the Plan

1.1 Restatement of the Plan

Whirlpool Corporation previously established an excess benefit plan for certain of its eligible Employees known as the “Whirlpool Retirement Benefits Restoration Plan” (the “Plan”), which Plan was adopted on December 13, 1976, and was effective as of January 1, 1976, and was last previously amended and restated effective as of January 1, 1989. The Plan is hereby amended and restated in this instrument effective as of January 1, 2002.

1.2 Purpose

The purpose of the Plan is to provide to the Employee or to the Employee’s survivor or survivors eligible to receive payments pursuant to the Salaried Plan that portion of said Employee’s retirement benefit or Employee’s survivor benefit which would have been paid to the Employee or the Employee’s survivor or survivors under the Salaried Plan if the maximum annual benefits limitation in the Salaried Plan had not been applied, as described in section 3(36) of the Employee Retirement Income Security Act of 1974 (the “Act”). Effective as of January 1, 1989, the Plan was amended to make up, as well, retirement benefits and certain survivor’s benefits that are not payable under the Salaried Plan due to compensation limitations under Code section 401(a)(17), and to this extent the Plan is intended to provide unfunded deferred compensation benefits for a select group of management or highly compensated employees within the meaning of section 201(2) of the Act.

1.3 Application of the Plan

The terms of this Plan are applicable only for eligible Employees who are in the active employ of the Employer on or after January 1, 2002.

Article 2. Definitions and Construction

2.1 Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below unless the context clearly indicates otherwise.

(a)	“Act” means the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

(b)	“Affiliate” means Affiliate as defined in the Salaried Plan.

(c)	“Benefit Commencement Date” means the date as of which a Participant’s excess retirement benefit is to commence under the Plan.

(d)	“Board of Directors” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

(f)	“Committee” or “Human Resources Committee” means the Human Resources Committee appointed by the Board of Directors of the Company.

(g)	“Company” means Whirlpool Corporation, and any organization that is a successor thereto.

(h)	“Effective Date” means January 1, 1976.

(i)	“Employee” means any employee of the Company or other Employer.

(j)	“Employer” means the Company and any Subsidiary or Affiliate of the Company which is a party to a Salaried Plan. As of January 1, 2002, the sole Employer under the Plan is Whirlpool Corporation.

(k)	“Participant” means an Employee who has satisfied the conditions of sections 3.1 and 3.2.

(l)	“Plan” means the Whirlpool Retirement Benefits Restoration Plan as provided herein and as subsequently amended from time to time.

(m)	“Salaried Plan” means the Whirlpool Employees Pension Plan as modified by the Part II Supplement for the Salaried Employees Participating Group.

(n)	“Subsidiary” means a subsidiary of the Company as defined in the Salaried Plan.

2.2 Number

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

2.3 Severability

In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

2.4 Applicable Law

The Code section 415 excess benefit provisions of the Plan are fully exempt from the provisions of the Act pursuant to section 4(b)(5) thereof. To the extent not preempted by the Act, the Plan shall be governed, construed, and administered in accordance with the laws of the State of Michigan.

Article 3. Participation

3.1 Eligibility

An Employee who is entitled to retirement benefits, or a person entitled to survivor benefits, pursuant to the Salaried Plan will be eligible for payments under this Plan, provided that payments which would otherwise have been made under the Salaried Plan have been reduced by the limitation on such payments set forth in the Salaried Plan, as required by Code section 415 or section 401(a)(17).

3.2 Participation

A person who is eligible for retirement or survivor benefits as described in section 3.1 shall become a Participant in the Plan as of the first day of the calendar year in which such person meets the eligibility conditions in section 3.1 above.

Article 4. Benefits

4.1 Amount of Benefits

(a)	General. If benefits under the Salaried Plan become payable at or after age 65 in the form of a single life annuity, the monthly excess retirement benefit payable to a Participant shall be equal to the difference between (1) and (2) where—

(1)	is the amount of the monthly normal retirement benefit that would have been payable under the Salaried Plan if the limitations in Code sections 415 and 401(a)(17) were not applied, taking into account any applicable Cash Balance Account benefit under the Salaried Plan; and

(2)	is the amount of the monthly normal retirement benefit payable under the Salaried Plan, taking into account any applicable Cash Balance Account benefit under the Salaried Plan.

(b)	Payments at Other Times and in Other Forms. If early retirement benefits or deferred vested retirement benefits payable under the Salaried Plan become payable at a time other than age 65 or become payable in a form of payment other than a single life annuity, the amount of the excess retirement benefit payable under the Plan shall be computed using the same actuarial factors and assumptions, including early commencement factors, used to compute the benefit payable under the Salaried Plan.

4.2 Forfeiture for Cause

Notwithstanding section 4.1, any vested retirement benefit payable under section 4.1 shall be forfeited, and a Participant, and the Participant’s surviving spouse and any other beneficiary, shall have no right to such benefit if the Committee or the Company determines that the Participant—

(a)	has engaged in competition with the Company or an affiliate of the Company or has gone to work for a competitor; or

(b)	has revealed trade secrets, or has otherwise engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Company or its affiliate.

Provided, however, that following a Change in Control as described in section 6.1 of the Plan, a Participant’s benefit shall not be forfeited if the Participant engages in the activities described in (a) above.

4.3 Form of Payment and Commencement Date

(a)	Normal Form. The normal form of payment of an excess retirement benefit under the Plan shall be—

(1)	a single life annuity for an unmarried Participant, payable monthly as of the first day of the month and commencing at the time specified in subsection (d) below; or

(2)	for a married Participant, the Automatic Post-Retirement One-Half to Spouse Option under section 5.10(b) of the Salaried Plan.

(b)	Optional Forms. Upon the written application by a Participant for an optional form of benefit payment under the Salaried Plan, the benefit to which such Participant is entitled under subsection (a) above shall be payable under the same “Post-Retirement Optional Retirement Benefits” form of payment and shall commence at the same time as under the Salaried Plan, except that Cash Balance Account distribution and commencement options under the Whirlpool Employees Pension Plan shall not be considered for these purposes. Any of these forms of payment shall be payable monthly (except a lump sum payment) and shall have an actuarial value that is equivalent to the normal form of benefit, determined in accordance with the actuarial factors used to determine such forms of payment under the Salaried Plan. Except as provided in paragraph (c) below with respect to a deferred lump sum payment, the Participant’s beneficiary under the Plan shall be the same as under the Salaried Plan.

(c)	Lump Sum Option. Upon application by a Participant for a lump sum optional payment under the Salaried Plan, the benefit to which the Participant is entitled under subsection (a) above shall be payable in the form of a single lump sum. Such lump sum shall have an actuarial value that is equivalent to the normal form of benefit, determined in accordance with the actuarial factors used to determine lump sum benefits under the Salaried Plan. If the payment date of a lump sum payment is deferred as provided in subsection (d) below, interest shall be credited thereon at the Salaried Plan Rate for each full month from the date such amount becomes payable to the earlier of the Participant’s Benefit Commencement Date or date of death. For this purpose, the “Salaried Plan Rate” means the interest rate used to calculate the Participant’s optional lump sum payment under the Salaried Plan. If a Participant entitled to a deferred lump sum payment dies before such payment is made, payment shall be made to such Participant’s beneficiary, designated at the time payment is deferred in accordance with subsection (d) below and by means of such beneficiary designation form as required by the Committee. If no beneficiary survives or is designated, or if the beneficiary designation is ineffective, payment shall be made to the Participant’s beneficiary under the Salaried Plan.

(d)	Commencement Date. Excess retirement benefits payable under section 4.1 shall commence on the same date that benefits commence under the Salaried Plan, except that the Committee may in its discretion, after consulting with the Participant and requiring from the Participant such application or election prior to benefit commencement under the Salaried Plan as it may deem necessary, determine that payment shall commence on a later Benefit Commencement Date.

(e)	Small Amount Cashouts. If the Salaried Plan benefit is paid as a lump sum under section 6.5 of the Salaried Plan, and the person receiving such lump sum payment is entitled to a benefit under this Plan, the benefit under this Plan shall be paid as a lump sum and at the same time as the Salaried Plan benefit or as soon thereafter as administratively feasible.

4.4 Preretirement Death Benefits

A preretirement death benefit shall be payable under this section to a surviving spouse or other beneficiary of the Participant under the Salaried Plan, if a preretirement death benefit payable to such person under section 5.6, 5.8, or 5.9 of the Salaried Plan is affected by the limitations in Code section 415 or 401(a)(17) or related limitations. Such preretirement death benefit shall be computed using the same factors and assumptions used to compute the applicable preretirement death benefit under the Salaried Plan and shall be paid in the same form as such preretirement death benefit, except that the amount of the preretirement death benefit shall be computed on the same basis as retirement payments are determined under section 4.1, and the surviving spouse or other Salaried Plan beneficiary may defer commencement of benefits hereunder in accordance with rules established by the Committee. Preretirement death benefits shall be forfeitable in the same manner as retirement benefits in accordance with the provisions of section 4.2.

4.5 Certain Post-Retirement Death Benefits

A lump sum post-retirement death benefit shall be payable to the beneficiary of a retired Participant to the extent that a lump sum post-retirement death benefit is payable to such person under section 5.7 of the Salaried Plan is affected by the compensation limitations in Code section 401(a)(17). Lump sum post-retirement death benefits shall be forfeitable in the same manner as retirement benefits in accordance with the provisions of section 4.2.

Article 5. Administration and General Provisions

5.1 Administration

The Human Resources Committee (the “Committee”) shall be charged with the administration and interpretation of the Plan but may delegate the ministerial duties hereunder to such persons as it determines. The Committee may adopt such rules as may be necessary or appropriate for the proper administration of the Plan. To the extent that such rules are not adopted, applicable rules relating to the administration of the Salaried Plan shall govern. The Committee shall have the exclusive right, in its discretion, to make any finding of fact necessary or appropriate for any purpose under the Plan, including but not limited to the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right, in its discretion, to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. All findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan and shall be given the maximum possible deference allowed by law. Benefits under the Plan shall be paid only if the Committee in its sole discretion determines that a Participant is entitled to the benefits.

5.2 Funding of the Plan

Benefits under the Plan shall be paid out of the general assets of the Employer. Benefits payable under the Plan shall be reflected on the accounting records of the Employer but shall not be construed to create or require the creation of a trust, custodial, or escrow account. No Employee or Participant shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Employer may purchase, establish, or accumulate to aid in providing benefits under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Employer and an Employee or any other person. Neither a Participant nor survivor or beneficiary of an Employee shall acquire any interest greater than that of an unsecured creditor.

5.3 Payment of Expenses

The expenses of administering the Plan shall be paid by the Company.

5.4 Indemnity for Liability

The Company shall indemnify each member of the Committee, and each other person acting at the direction of the Committee, against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Committee’s approval, arising from such person’s action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

5.5 Incompetence

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person’s person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid as provided in the Salaried Plan. Any such payment so made shall be a complete discharge of liability therefor under the Plan.

5.6 Nonalienation

No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void.

5.7 Employer-Employee Relationship

The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee or otherwise act with relation to the Employee. The Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant of this Plan.

5.8 Effect on Other Benefit Plans

Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Salaried Plan or any other plans maintained by the Employer. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

5.9 Tax Liability

The Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

Article 6. Change in Control, Amendment, and Termination

6.1 Change in Control

In the event of a “Change in Control” where the Company is not the surviving corporation, it is intended that the Plan shall be continued and that any such continuing, resulting, or transferee entity shall assume all liabilities of the Company hereunder. For this purpose, a “Change in Control” shall be defined as set forth in section 10.6(d) of the Whirlpool Employees Pension Plan, as amended.

6.2 Amendment and Termination

The Company reserves the right to change or discontinue this Plan by action of the Board of Directors in its discretion; provided, however, that in the case of any person to whom benefits under this Plan had accrued upon termination of employment prior to such Board of Directors action, or in the case of any Employee who would have been entitled to benefits under this Plan had the Employee’s employment ceased prior to such change or discontinuance, the benefits such person had accrued under this Plan prior to such change or discontinuance shall not be adversely affected thereby.

* * * * * * * * * *

In Witness Whereof, the Company has caused this amended and restated Plan to be signed and its corporate seal to be hereunto affixed by its duly authorized officers effective as of January 1, 2002, on this 20th day of December, 2002.

Whirlpool Corporation

Attest:	By:	/s/ David R. Whitwam
David R. Whitwam Chairman of the Board and Chief Executive Officer

By:	/s/ Robert T. Kenagy
Robert T. Kenagy Associate General Counsel and Corporate Secretary